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                                                                    EXHIBIT 23.2

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of The First Years Inc.
Avon, Massachusetts


     We consent to the use in this Amendment No. 1 to Registration Statement No. 33-62673 (the "Registration Statement") of The First Years Inc. (formerly Kiddie Products, Inc.) on Form S-1 of our report dated March 8, 1995 (March 23, 1995 as to the third paragraph of Note 4), appearing in the Prospectus, which is part of the Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of The First Years Inc., listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
Boston, Massachusetts

October 3, 1995